EXHIBIT 32.1

THE COAST DISTRIBUTION SYSTEM, INC.

Annual Report on Form 10-K

for the Year ended December 31, 2006

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, hereby certifies that: (i) the Annual Report of The Coast Distribution System, Inc. (the “Company”), for the year ended December 31, 2006, filed on Form 10-K with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 2, 2007

/s/ THOMAS R. MCGUIRE
Thomas R. McGuire,
Chairman and Chief Executive Officer